                               SEVERANCE AGREEMENT

                                     BETWEEN

                               SAFECO CORPORATION

                          SAFECO LIFE INSURANCE COMPANY

                                       AND

                                RANDALL H. TALBOT

                                 MARCH 11, 1999

                               TABLE OF CONTENTS


1.  Defined Terms.......................................................      1

2.  Term of Agreement...................................................      1

3.  Company's Covenants Summarized......................................      1

4.  The Executive's Covenants...........................................      1

5.  Compensation Other Than Severance Payments..........................      2
        5.1  Salary During Incapacity or Illness
        5.2  Salary During Term
        5.3  Post-Termination Compensation and Benefits
        5.4  Incentive Awards
        5.5  Deferral Election

6.  Severance Payments..................................................      4
        6.1  Severance Payments Enumerated
        6.2  Gross-Up Payment
        6.3  Severance Payments Pay Date
        6.4  Executive's Legal Fees

7.  Termination Procedures and Compensation During Dispute..............      7
        7.1  Notice of Termination
        7.2  Date of Termination
        7.3  Dispute Concerning Termination
        7.4  Compensation During Dispute

8.  No Mitigation.......................................................      8

9.  Successors; Binding Agreement.......................................      8
        9.1  SAFECO Successors
        9.2  Executive's Successors

10. Notices.............................................................      9

11. Miscellaneous.......................................................      9

12. Validity............................................................     10

13. Counterparts........................................................     10

14. Settlement of Disputes; Arbitration.................................     10
        14.1  Claims Procedures
        14.2  Arbitration
15. Definitions.........................................................     10

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                               SEVERANCE AGREEMENT


THIS AGREEMENT, dated March 11, 1999, is made by and between SAFECO Corporation, a Washington corporation ("SAFECO"), SAFECO Life Insurance Company ("SAFECO Life") and Randall H. Talbot (the "Executive").

WHEREAS, SAFECO (together with its subsidiaries, including SAFECO Life, collectively, the "Company"), considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

WHEREAS, SAFECO recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, SAFECO has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, SAFECO, SAFECO Life and the Executive agree as follows:

1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in Section 15.

2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect until the earlier of (i) the date it is terminated by written agreement between the parties and (ii) the seventh anniversary of a Change in Control.

3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Employer (as defined in paragraph (Q) of Section 15) and in consideration of the Executive's covenants stated in Section 4, the Employer agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 5.1, Section 5.4, Section 6.2(A), and Section 9.1, no amount or benefit shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Employer following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Employer, the Executive shall not have any right to be retained in the employ of the Employer.

4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Employer until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good

Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Employer of the Executive's employment for any reason.

5.      Compensation Other Than Severance Payments.

        5.1 Salary During Incapacity or Illness. Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's fulltime duties with the Employer as a result of incapacity due to physical or mental illness, the Employer shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any applicable compensation or benefit plan, program or arrangement maintained by the Employer during such period, until the Executive's employment is terminated by the Employer for Disability.

        5.2 Salary During Term. If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Employer shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Employer's applicable compensation and benefit plans, programs or arrangements.

        5.3 Post-Termination Compensation and Benefits. If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Employer shall pay to the Executive the normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Employer's applicable retirement, insurance and other compensation or benefit plans, programs and arrangements.

        5.4    Incentive Awards.

               (A) Stock Options and SARs. Immediately prior to the Change in Control, all awards of stock options and stock appreciation rights ("SARs") previously granted to the Executive shall become fully vested and exercisable. The phrase "immediately prior to the Change in Control" shall be understood to mean sufficiently in advance of a Change in Control to permit the Executive to take all steps reasonably necessary to exercise all options and SARs and to deal with the shares of stock underlying the awards of stock options and SARs so that such shares may be treated in the same manner as the shares of stock of other shareholders in connection with the Change in Control.

               (B) Performance Stock Rights. To the extent deemed earned, each outstanding performance stock right ("PSR") previously granted to the Executive shall become immediately payable in cash upon a Change in Control, and the remainder of each outstanding PSR shall be canceled for no value. All outstanding PSRs shall be deemed to have been earned to the extent of the greater of:



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

                      (i) the number of shares determined by the Committee based on the extent to which the performance goals specified in the PSR award agreement have been achieved during the portion of the performance period ending on the last day of the last fiscal quarter ending on or before the date of the Change of Control, and

                      (ii) the number of shares equal to the product of the target shares identified in the PSR award agreement multiplied by a fraction with a numerator equal to the whole number of calendar months beginning with the month in which the PSR was granted and ending on the date of the Change in Control and a denominator equal to the whole number of calendar months in the entire performance period covered by the PSR award agreement, less any shares previously issued under the PSR award agreement.

               (C) Restricted Stock Rights. All restrictions with respect to restricted stock rights ("RSRs") shall lapse upon a Change in Control, and all outstanding RSRs of the Executive shall be immediately settled by a cash payment.

               (D) Other Incentive Awards. All other restrictions with respect to outstanding incentive awards of the Executive not described in subsections
(A) through (C) of this Section 5.4 shall lapse upon a Change in Control, and such awards shall be fully vested and nonforfeitable.

               (E) Fair Market Value. For purposes of this Section 5.4, with respect to determining the cash equivalent value of an RSR or PSR or the spread payable upon exercise of an SAR, the fair market value of a share of SAFECO common stock shall be deemed to equal the greater of (i) the fair market value of a share of the stock as of the date on which a Change in Control occurs and
(ii) the highest price which is paid or offered to be paid, by any person or entity, for a share of SAFECO common stock in connection with any transaction which constitutes a Change in Control.

        5.5 Deferral Election. The Executive may elect to defer all or a portion of the payments that are to be made to the Executive under Section 6.1(A) and Section 6.2. The Executive may exercise such election by delivering a notice of election (in accordance with Section 10) prior to the occurrence of Change in Control, which notice shall state the portion of such payments that is to be deferred (expressed as a dollar amount or as a percentage (the "Deferred Benefit")), the date the payment of the Deferred Benefit shall commence (the "Deferred Benefit Commencement Date"), and the number of equal consecutive monthly installments (not to exceed 120) that the Deferred Benefit is to be paid in. In no event shall the Deferred Benefit Commencement Date be subsequent to the first day of January of the year immediately following the Executive's sixty-fifth birthday. In the event such an election is made:

               (A) The amount that would have otherwise been paid under the provisions of Section 6.1(A) and Section 6.2 shall be reduced by an amount equal to the Deferred Benefit.

               (B) The Deferred Benefit, together with simple interest calculated at an annual rate of ten percent (10%) on the unpaid balance of the Deferred Benefit from the date that payment of the Deferred Benefit would have otherwise been made, shall be paid in the number of equal consecutive monthly installments selected by the Executive, with the first such installment being made on the Deferred Benefit Commencement Date and a subsequent payment being made on the first day of each month thereafter.

               (C) If the Executive dies prior to receiving the full amount of the Deferred Benefit, the Employer shall continue to pay the Deferred Benefit to the estate of the Executive in the same manner as the Deferred Benefit would have been paid to the Executive if the Executive had not died.

               (D) The Deferred Benefit shall in no event be set aside or deposited to a separate account or fund, and the rights of the Executive to the Deferred Benefit shall not be greater than the rights of any other general, unsecured creditor of the Employer.

               (E) The Executive, the Executive's spouse, and any other person or entity claiming through or under the Executive shall not have any power or authority to commute, encumber, or dispose of any right to receive payment of the Deferred Benefit, all of which payments are expressly declared to be non-assignable. In the event of any attempt at assignment or other disposition, the Employer shall have no further liability to pay the Deferred Benefit. The Deferred Benefit provided for in this Agreement shall not be subject to seizure for the payment of any debts, judgments, alimony, separate maintenance or child support, or be reached or transferred by operation of law, or in the event of bankruptcy, insolvency or otherwise.

6.      Severance Payments.

        6.1 Severance Payments Enumerated. The Employer shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the Term, in addition to any payments and benefits to which the Executive is then entitled under Section 5, unless such termination is (i) by the Employer for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. Additionally, during the one-month period beginning with the first day of the month immediately following the first anniversary of the Change in Control, the Executive may voluntarily terminate his employment for any reason and, upon such termination, the Employer shall pay the Executive the Severance Payments and the Gross-Up Payment, in addition to any payments and benefits to which the Executive is then entitled under Section
5. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Employer without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Employer without Cause prior to a Change in Control and such termination was at the request or direction of a Person who has entered into an agreement with the Employer the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment with Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Employer without Cause prior to a Change in Control and the Executive reasonably demonstrates that such termination is otherwise in connection with or in anticipation of a Change in Control.



                                       4
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               (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Employer shall pay to the Executive a lump sum severance payment, in cash, equal to three (or, if less, the number of years, rounded to the nearest hundredth of a year, remaining until December 31 of the year in which the Executive attains age 65) times the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and the Executive's base salary in effect immediately prior to Date of Termination.

               (B) For the thirty-six (36) month period immediately following the Date of Termination or, if shorter, for the period commencing immediately following the Date of Termination and ending on December 31 of the year in which the Executive attains age 65 (such applicable period, the "Severance Period"), the Employer shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Date of Termination; provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Section 6.2), such health insurance benefits shall be provided through a third-party insurer Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive during the Severance Period (and any such benefits actually received by or made available to the Executive shall be reported to the Employer by the Executive).

               (C) Notwithstanding any provision of any annual or long-term incentive plan to the contrary, the Employer shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the level that would produce the maximum award, of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

        6.2    Gross-Up Payment.

               (A) Whether or not the Executive becomes entitled to the Severance Payments, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter



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

referred to as the "Total Payments") will be subject to the Excise Tax, the Employer shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up payment, shall be equal to the Total Payments.

               (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent accountant (the "Accountant") and which tax counsel is reasonably acceptable to the Executive ("Tax Counsel"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and
(iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountant in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this
Section 6.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               (C) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Employer, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Employer shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Employer shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.



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        6.3 Severance Payments Pay Date. The payments provided in subsections
(A) and (C) of Section 6.1 and in Section 6.2 shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Employer shall pay to the Executive on such day an estimate, as determined in good faith by the Executive or, in the case of payments under Section 6.2, in accordance with Section 6.2, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Employer fails to make such payments when due) at 120% of the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Employer to the Executive, payable on the fifth (5th) business day after demand by the Employer (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section 6.3, the Employer shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Employer has received from Tax Counsel, the Accountant or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

        6.4 Executive's Legal Fees. The Employer also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require.

7.      Termination Procedures and Compensation During Dispute.

        7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall state in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct stated in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.



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

        7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Employer, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

        7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

        7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3, the Employer shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with
Section 7.3. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2) and shall not be offset against or reduce any other amounts due under this Agreement.

8. No Mitigation. The Employer agrees that, if the Executive's employment with the Employer terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Employer pursuant to Section 6 or Section 7.4. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Employer, or otherwise.

9.      Successors; Binding Agreement.

        9.1 SAFECO Successors. In addition to any obligations imposed by law upon any successor to SAFECO or SAFECO Life, SAFECO and SAFECO Life will each require any



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

successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of SAFECO or SAFECO Life to expressly assume and agree to perform this Agreement in the same manner and to the same extent that SAFECO or SAFECO Life would be required to perform it if no such succession had taken place. Failure of SAFECO or SAFECO Life to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Employer in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

        9.2 Executive's Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page and, if to SAFECO or SAFECO Life, to the address stated below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                      To SAFECO:

                      SAFECO Corporation
                      SAFECO Plaza
                      Seattle, WA 98185
                      Attention: Chief Executive Officer

                      To SAFECO Life:

                      SAFECO Life Insurance Company
                      P.O. Box 34690
                      Seattle, WA  98124-1690
                      Attention:  Corporate Secretary

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and an officer of the Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this



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Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, which have been made by either party with respect to the subject matter of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Employer and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7) shall survive such expiration.

12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.     Settlement of Disputes; Arbitration.

        14.1 Claims Procedures. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall state the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Executive's claim has been denied.

        14.2 Arbitration. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

               (A) "Accountant" shall have the meaning stated in Section 6.2.



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

               (B) "Affiliate" shall have the meaning stated in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

               (C) "Base Amount" shall have the meaning stated in Section 280G(b)(3) of the Code.

               (D) "Beneficial Owner" shall have the meaning stated in Rule 13d-3 under the Exchange Act.

               (E) "Board" shall mean the Board of Directors of SAFECO prior to a Change in Control and the Board of Directors of the Employer following a change in control.

               (F) "Cause" for termination by the Employer of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Employer (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Employer or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Employer and (y) in the event of a dispute concerning the application of this provision, no claim by the Employer that Cause exists shall be given effect unless the Employer establishes to the Committee by clear and convincing evidence that Cause exists.

               (G) A "Change in Control" shall mean the first to occur of a Change in Control of SAFECO and a Change in Control of SAFECO Life:

               (H) A "Change in Control of SAFECO" shall be deemed to have occurred if the event stated in any one of the following paragraphs shall have occurred:

                      (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of SAFECO (not including in the securities beneficially owned by such Person any securities acquired directly from SAFECO or its affiliates) representing 25% or more of the combined voting power of SAFECO's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or

                      (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent



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

solicitation, relating to the election of directors of SAFECO) whose appointment or election by the Board or nomination for election by SAFECO's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                      (iii) there is consummated a merger or consolidation of SAFECO or any direct or indirect subsidiary of SAFECO with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of SAFECO outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of SAFECO or any subsidiary of SAFECO, at least 75% of the combined voting power of the securities of SAFECO or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of SAFECO (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of SAFECO (not including in the securities Beneficially Owned by such Person any securities acquired directly from SAFECO or its Affiliates) representing 25% or more of the combined voting power of SAFECO's then outstanding securities; or

                      (iv) the stockholders of SAFECO approve a plan of complete liquidation or dissolution of SAFECO or there is consummated an agreement for the sale or disposition by SAFECO of all or substantially all of SAFECO's assets, other than a sale or disposition by SAFECO of all or substantially all of SAFECO's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of SAFECO in substantially the same proportions as their ownership of SAFECO immediately prior to such sale.

               Notwithstanding the foregoing, a "Change in Control of SAFECO" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of SAFECO immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of SAFECO immediately following such transaction or series of transactions.

               (I) A "Change in Control of SAFECO Life" shall be deemed to have occurred if the event set forth in either of the following paragraphs shall have occurred:

                      (i) SAFECO Life or the stockholder(s) of SAFECO Life approve a plan of complete liquidation or dissolution of SAFECO Life or there is consummated an agreement for the sale or disposition by SAFECO Life or the stockholder(s) of SAFECO Life of all or substantially all of SAFECO Life's assets; or



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

                      (ii) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of SAFECO Life representing 50% or more of the combined voting power of SAFECO Life's then outstanding securities.

               Notwithstanding the foregoing, if, within thirty (30) days following a Change in Control of SAFECO Life, the Executive is offered employment with SAFECO or a subsidiary or Affiliate of SAFECO on terms substantially similar to the terms of the Executive's employment with the Employer immediately prior to such Change in Control of SAFECO Life, then, for purposes of this Agreement, a Change in Control of SAFECO Life shall not be deemed to have occurred and this Agreement shall continue in full force and effect, except that all references to "Change in Control of SAFECO Life" in this Agreement shall be deemed deleted, and the "Employer" shall mean the "Company" for the remainder of the Term. Failure of the Executive to accept employment described in this paragraph shall be deemed a termination of employment by the Executive without Good Reason.

               (J) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (K) "Committee" shall mean (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control, constitute the Compensation Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause
(i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)).

               (L) "Company" shall mean SAFECO and its subsidiaries, collectively.

               (M) "Date of Termination" shall have the meaning stated in
Section 7.2.

               (N) "Deferred Benefit" shall have the meaning stated in Section 5.4.

               (O) "Deferred Benefit Commencement Date" shall have the meaning stated in Section 5.4.

               (P) "Disability" shall be deemed the reason for the termination by the Employer of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Employer for a period of one hundred and thirty (130) consecutive business days, the Employer shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

               (Q) "Employer" shall mean, (x) prior to a Change in Control, the Company and (y) following a Change in Control, (i) if the Change in Control was a Change in Control of SAFECO, the Company and (ii) if the Change in Control was a Change in Control of SAFECO Life, SAFECO Life.



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

               (R) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               (S) "Excise Tax" shall mean any excise tax imposed under Section 4999 of the Code.

               (T) "Executive" shall mean the individual named in the first paragraph of this Agreement.

               (U) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clause (ii) of the second sentence of Section 6.1 (treating all references in paragraphs (i) through (vii) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (i),
(v), (vi) or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                      (i) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive officer of the Employer or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                      (ii) a reduction by the Employer in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                      (iii) the relocation of the Executive's principal place of employment to a location outside of King County, Washington (or, if different, the county in which such principal place of employment is located immediately prior to the Change in Control) or the Employer's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Employer's business to an extent substantially consistent with the Executive's present business travel obligations;

                      (iv) the failure by the Employer to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Employer, within seven (7) days of the date such compensation is due;

                      (v) the failure by the Employer to continue in effect any compensation plan (including stock option, restricted stock, stock appreciation right, incentive compensation and bonus plans) in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan,



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

or the failure by the Employer to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

                      (vi) the failure by the Employer to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Employer's profit sharing, pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, the taking of any action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Employer to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect at the time of the Change in Control; or

                      (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.

               The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

               For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Employer establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

               (V) "Gross-Up Payment" shall have the meaning set forth in
Section 6.2.

               (W) "Notice of Termination" shall have the meaning set forth in
Section 7.1.

               (X) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) SAFECO or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of SAFECO or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of SAFECO in substantially the same proportions as their ownership of stock of SAFECO.

               (Y) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:



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

                      (i) SAFECO or SAFECO Life enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                      (ii) SAFECO, SAFECO Life or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                      (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of SAFECO representing 10% or more of either the then outstanding shares of common stock of SAFECO or the combined voting power of the SAFECO's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from SAFECO or its affiliates); or

                      (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

               (Z) "Retirement" shall be deemed the reason for the termination by the Employer or the Executive of the Executive's employment if such employment is terminated on or after the date the Executive attains age 65.

               (AA) "SAFECO" shall mean SAFECO Corporation and, except in determining under Section 15(H) whether or not any Change in Control of SAFECO has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement, by operation of law or otherwise.

               (BB) "SAFECO Life" shall mean SAFECO Life Insurance Company, a wholly owned subsidiary of SAFECO, and except in determining under Section 15(I) whether or not any Change in Control of SAFECO Life has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement, by operation of law or otherwise.

               (CC) "Severance Payments" shall mean those payments so described in Section 6.1.

               (DD) "Severance Period" shall have the meaning set forth in
Section 6.1(B).

               (CC) "Tax Counsel" shall have the meaning set forth in Section
6.2.

               (DD) "Term" shall mean the period of time described in Section 2 (including any extension, continuation or termination described therein).

               (EE) "Total Payments" shall mean those payments so described in
Section 6.2.



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

SAFECO Corporation                           ___________________________________
                                             Randall H. Talbot

By: ____________________________________     Address: __________________________
    R.H. Eigsti                                       __________________________
    Chairman and Chief Executive Officer              __________________________





SAFECO Life Insurance Company


By: ____________________________________
    R.H. Eigsti
    Chairman



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